SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 11, 1997


                             INFOSAFE SYSTEMS, INC.
                             ----------------------

             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                                    --------

                 (State or other jurisdiction of incorporation)


            0-25362                                  13-3645702
------------------------                    --------------------------------
(Commission File Number)                   (IRS Employer Identification No.)


                     342 MADISON AVENUE, NEW YORK, NY 10173
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code   (212) 867-7200
                                                     ---------------

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

ITEM 5.    OTHER ITEMS

           Pursuant to anti-dilution provisions contained in the outstanding Class A Warrants, Class B Warrants and certain other outstanding Warrants of the Company, the notice attached hereto as Exhibit 99.1 was sent to the outstanding warrantholders of the Company.


ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

           (c)    Exhibits

                  99.1 Notice to Warrantholders Regarding Anti-Dilution Effect of the 1997 Private Placement.


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
                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      INFOSAFE SYSTEMS, INC.


                                      By:    /S/ ARTHUR R. MEDICI
                                            ------------------------------
                                            Arthur R. Medici, President and
                                                Chief Executive Officer


Date:  June 11, 1997


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


                                                               EXHIBIT 99.1
                             INFOSAFE SYSTEMS, INC.

                               342 MADISON AVENUE
                               NEW YORK, NY 10173
                               -------------------
                                 (212) 867-7200
                               FAX: (212) 867-7227

          NOTICE TO CLASS A AND CLASS B WARRANTHOLDERS REGARDING ANTI-
          ------------------------------------------------------------
                  DILUTION EFFECT OF THE 1997 PRIVATE PLACEMENT
                  --------------------------------------------

                                  June 11, 1997

Dear Warrantholder:

          Infosafe Systems, Inc. (the "Company") has completed the sale of Units in a private placement to accredited investors (the "1997 Private Placement"), each Unit composed of one share of Class A Common Stock, par value $.01 per share, 1.11721 Class A Warrants and 1.11721 Class B Warrants, for an aggregate of 1,603,274 shares of Class A Common Stock, 1,791,193 redeemable Class A Warrants (the "Class A Warrants") and 1,791,193 redeemable Class B Warrants (the "Class B Warrants"), for aggregate net proceeds of approximately $4.1 million, after deducting placement agent fees and expenses and other costs related to the offering.

          As a result of the sale of securities in the 1997 Private Placement, pursuant to the anti-dilution provisions contained in the Class A Warrants and the Class B Warrants, the purchase price to be paid upon exercise of each Class A Warrant and Class B Warrant of the Company by the holder of such warrants has been adjusted from $6.50 to $5.82 for the Class A Warrants and $8.75 to $7.83 for the Class B Warrants. Further, as a result of the private placement, an additional .11721 Class A Warrants are issuable for each outstanding Class A Warrant and an additional .11721 Class B Warrants are issuable for each outstanding Class B Warrant. Accordingly, an aggregate of an additional 494,623 Class A Warrants and 396,830 Class B Warrants are required to be issued by the Company to holders of outstanding Class A Warrants and Class B Warrants respectively, resulting in an aggregate of 4,714,772 Class A Warrants and 3,782,604 Class B Warrants outstanding. Additionally, the Company has extended the expiration date of the Class A Warrants and the Class B Warrants to February 18, 2002.

                                     INFOSAFE SYSTEMS, INC.




                                     Arthur R. Medici
                                     President and Chief Executi


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